EXHIBIT 5.1

HUNTON & WILLIAMS LLP 111 CONGRESS AVENUE SUITE 1800 AUSTIN, TEXAS 78701 TEL 512 • 542 • 5000 FAX 512 • 542 • 5049
November 19, 2009
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
Hanmi Financial Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel for Hanmi Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company for up to $200.0 million in aggregate proceeds: (i) common stock, par value $0.001 per share (“Common Stock”), (ii) preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) debt securities (“Debt Securities”), (iv) rights to purchase Common Stock and other Securities (“Rights”), (v) warrants to purchase Common Stock or other Securities (“Warrants”), (vi) depositary shares representing receipts for fractional interests in Common Stock or other Securities (the “Depositary Shares”), and (vii) units representing an interest in one or more of the Securities, which may or may not be separable from one another (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Rights, the Warrants, the Depositary Shares, and the Units are collectively referred to as the “Securities.”
     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things:
ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO SINGAPORE WASHINGTON
www.hunton.com

Hanmi Financial Corporation
November 19, 2009

     (i) the Registration Statement;
     (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, and certified by the Secretary of State of the State of Delaware on November 17, 2009 (“Articles of Incorporation”);
     (iii) the Bylaws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company (the “Bylaws”);
     (iv) a certificate, dated as of a recent date from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company; and
     (vii) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the issuance and sale of the Securities and related matters.
     For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of certificates, records and statements of public officials, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof. As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.
     We have also assumed that each Debt Security, Right, Warrant, Depositary Share or Unit that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable trustee or depositary, warrant, collateral or other applicable agent, as the case may be. We have assumed that the forms and terms of the Debt Securities, Rights, Warrants, Depositary Shares and Units, when established, and the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder will comply with, and will not violate, the Certificate of Incorporation or Bylaws or any Opined on Law (as defined below), or violate any applicable public policy, or be subject to any defense in law or equity. We have also assumed that New York law will be chosen to govern any applicable indentures and the Debt Securities to be issued thereunder, any applicable rights agreements and the Rights to be issued thereunder, any applicable warrant agreements and the Warrants to be issued thereunder, any applicable depositary agreement and the Depositary Shares to be issued thereunder, and any applicable unit agreements and the Units to be issued thereunder, that such choice in each case is a valid and legal provision. As to any factual matters, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have not undertaken to determine independently, and we do not assume any responsibility for the accuracy or completeness of, such factual assertions; rather, we relied conclusively upon the accuracy of such advice in rendering this opinion.

Hanmi Financial Corporation
November 19, 2009

     Our opinions set forth herein are limited to the Delaware General Corporation Law and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to such judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities as we have deemed to be relevant to such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made independent investigation, that such laws do not affect any of the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We express no opinion with respect to compliance with any law, rule or regulation that as a matter of customary practice is understood to be covered only when an opinion refers to it expressly.
     The opinions expressed in this letter are strictly limited to the matters stated in this letter, and without limiting the foregoing, no other opinions or confirmations of facts are to be implied.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
     1. The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware.
     2. With respect to shares of Common Stock, when and if (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the shares of Common Stock, and the terms of the offering thereof, and (b) the shares of Common Stock have been duly issued by the Company and delivered (i) upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, or (ii) upon conversion or exercise of any other Security convertible into or exercisable for shares of Common Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as provided by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     3. With respect to any shares of Preferred Stock, when and if (a) the Board has taken all necessary corporate action to establish the relative rights and preferences of, and authorize and approve the issuance of, any series of Preferred Stock, and the terms of the offering thereof, and (b) the shares of such series of Preferred Stock have been duly issued by the Company and delivered (i) upon

Hanmi Financial Corporation
November 19, 2009

payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, or (ii) upon conversion or exercise of any other Security convertible into or exercisable for shares of Preferred Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as provided by the Board, for the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     4. With respect to any Debt Securities, when and if (a) the Board has taken all necessary corporate action to authorize and approve the applicable indenture and the issuance and terms of such Debt Securities, (b) the applicable indenture has been duly executed and delivered by the Company and the applicable trustee, and (c) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the applicable indenture, and (d) the Debt Securities have been duly executed by the Company and authenticated by the Trustee, and delivered upon payment of the consideration therefor in accordance with the definitive purchase agreement, underwriting or similar agreement approved by the Board, such Debt Securities will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture.
     5. With respect to any Rights, when and if (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Rights and the applicable rights certificate, (b) the applicable rights certificate has been duly executed and delivered by the Company and the applicable rights agent, and (c) the Rights are duly executed by the Company and countersigned by the applicable rights agent in accordance with the applicable rights certificate, and delivered upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar agreement approved by the Board, such Rights will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable rights agreement.
     6. With respect to any Warrants, when and if (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable warrant agreement, (b) the applicable warrant agreement has been duly executed and delivered by the Company and the applicable warrant agent, and (c) the Warrants are duly executed by the Company and countersigned by the applicable warrant agent in accordance with the applicable warrant agreement, and delivered upon payment of the consideration therefor in accordance with the definitive purchase, underwriting or similar

Hanmi Financial Corporation
November 19, 2009

agreement approved by the Board, such Warrants will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable warrant agreement.
     7. With respect to any Depositary Shares, when and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a depositary agreement (including a form of receipt evidencing the Depositary Shares), (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the depositary appointed by the Company, (c) the shares of Common Stock (if any) underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreement, (d) the shares of Preferred Stock (if any) underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph 3 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreement, (e) the Debt Securities (if any) underlying such Depositary Shares have been issued in the form and contain the terms set forth in the Registration Statement, the indenture and such appropriate corporate action as contemplated in paragraph 4 above and with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreement, and (f) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved the Company upon payment of the consideration therefor provided for therein, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board may determine, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     8. With respect to any Units, when and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units), and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the unit agreement and such appropriate corporate action, then, upon the happening of such events and receipt by the

Hanmi Financial Corporation
November 19, 2009

Company of such lawful consideration as the Board may determine, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The opinions set forth above are subject to the qualifications that the validity and enforcement of the Company’s obligations under the Debt Securities and the underlying indenture, the Rights and the underlying rights agreement, the Warrants and the underlying warrant agreement, the Depositary Shares and the underlying depositary agreement, and the Units and the underlying unit agreement may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity).
     In addition, we express no opinion regarding (i) the submission of jurisdiction to the extent it relates to the subject matter jurisdiction of any court, (ii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the waiver of any right to have service of process made in the matter prescribed by applicable law, (iv) the appointment of any person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion, (v) the enforceability of indemnification or contribution provided for in the definitive agreements governing the Securities for claims, losses or liabilities in an unreasonable amount or for claims, losses or liabilities attributable to the indemnified party’s negligence, (vi) the ability of any person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding, (vii) any right to the appointment of a receiver, (viii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (ix) any waiver or limitation concerning mitigation of damages, (x) the availability of the right of rescission, (xi) the creation, perfection or priority of any security interest, (xii) any law or regulation relating to federal, state or local taxation, federal or state environmental regulation, local laws, labor laws, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, ERISA and similar matters.
     For purposes of this opinion we have assumed that (i) the aggregate number of shares of Common Stock issued, when added to the number of shares of Common Stock otherwise outstanding, will not exceed the number of authorized shares of Common Stock; (ii) the aggregate number of shares of Preferred Stock issued, when added to the number of shares of Preferred Stock otherwise outstanding, will not exceed the number of authorized shares of Preferred Stock or Preferred Stock of each series thereof; and (iii) the Registration Statement is effective.

Hanmi Financial Corporation
November 19, 2009

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Hunton & Williams LLP
10945/02151